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                                                                    Exhibit 23

                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference into the Registration Statement on Form S-8 of Cedar Group, Inc. (the "Company"), relating to the offer of shares of Common Stock pursuant to the Company's 1995 Stock Option Plan and pursuant to certain executive option agreements, of our report dated December 20, 1995 on the financial statements of the Company as of and for the fiscal years ended September 30, 1995 and September 30, 1994.


                                        /s/ ERNST & YOUNG
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February 15, 1996                           Ernst & Young